Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made as of the          day of                           , 2014, by and between RestorGenex Corporation, a Nevada corporation (the “Company”), and                                  (“Indemnitee”), a director and/or officer of the Company.

WHEREAS, the Company believes it is essential that the Company retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and By-laws (the “By-laws”) provide that the Company will indemnify its directors and officers to the fullest extent permitted by law;

WHEREAS, Nevada Revised Statutes 78.7502, 78.751 and 78.752 set forth provisions providing for the mandatory and permissive indemnification of, and advancement of expenses to, directors and officers of a Nevada corporation and are specifically not exclusive of other indemnification rights to which those indemnified may be entitled under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Company would like for Indemnitee to exercise his or her best judgment in the performance of his or her duties or in his or her service to the Company or any of its subsidiaries or any other business entity or employee benefit plan to which Indemnitee renders services at the request of the Company, without undue concern for claims for damages arising out of or related to the performance of those duties or for expenses related to such claims;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the Articles and By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles and By-laws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Company desires Indemnitee to serve or continue to serve as director and/or officer of the Company, and the Indemnitee desires to serve or continue to serve as director and/or officer of the Company, based in part on the provisions set forth in this Agreement.

NOW THEREFORE, the Company and Indemnitee do hereby agree as follows:

1.                                      Agreement to Serve.  Indemnitee agrees to serve or continue to serve as director and/or officer of the Company for so long as he or she is duly elected or appointed or until his or her earlier death, resignation or removal. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or any subsidiary or as a director of the Company or affect the right of the Company to terminate the Indemnitee’s employment or service at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

2.                                      Definitions.  As used in this Agreement:

(a)                                 The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b)                                 The term “Corporate Status” shall mean the status of a person who is or was a director and/or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(c)                                  The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, reasonable travel expenses approved in advance by the Company, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d)                                 The term “Change in Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50.1% or more of the shares of the outstanding common stock of the Company, whether by merger, consolidation, sale or other transfer of shares of the Company’s common stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Company’s Board of Directors, and any new director whose election by the Company’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of the Company’s common stock or securities convertible, exercisable or exchangeable into the Company’s common stock directly from the Company or (B) any acquisition of the Company’s common stock or securities convertible, exercisable or exchangeable into the Company’s common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

(e)                                  The term “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 11 of this Agreement, who shall not have otherwise performed services for the Company or Indemnitee within the last five (5) years (other than with respect to matters in which such counsel was engaged as Independent Legal Counsel concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements with the Company).

(f)                                   References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3.                                      Indemnification in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.                                      Indemnification in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which

Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Company, except that no indemnification shall be made under this Section 4 in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court of proper jurisdiction shall determine upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

5.                                      Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 12 of this Agreement, the Company shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify Indemnitee to the extent prohibited by law or to the extent Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

6.                                      Indemnification of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the Company, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (e) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes of this Agreement to have been successful with respect thereto. In addition, notwithstanding any other provision contained in this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness to any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless from all Expenses actually and reasonable incurred by Indemnitee in connection therewith.

7.                                      Notification and Defense of Claim.  As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee agrees to notify the Company in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Company of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Company is actually prejudiced by the failure to give such notice. With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 7. Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by the Company, (b) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and Indemnitee in the conduct of the defense of such Proceeding or (c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (b) above. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

8.                                      Advancement of Expenses. Any Expenses incurred by Indemnitee in connection with any such Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his or her Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such Expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement; and further provided that no such advancement of Expenses shall be made if it is determined that (a) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believes to be in, or not opposed to, the best interests of the Company, or (b) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. If, pursuant to the terms of this Agreement, Indemnitee is not entitled to be indemnified with respect to such Proceeding, then such Expenses shall be paid within sixty (60) days after the receipt by Indemnitee of the written request by the Company for the Indemnitee to make payments to the Company.

9.                                      Procedure for Indemnification.  In order to obtain indemnification pursuant to Sections 3, 4 or 6 of this Agreement, Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within sixty (60) days after receipt by the Company of the written request of the Indemnitee, unless with respect to requests under Section 3 or 4 of this Agreement, the Company determines within such 60-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Section 3 or 4, as the case may be. Except as otherwise provided in Section 11 of this Agreement, such determination, and any determination pursuant to Section 8 of this Agreement that advanced Expenses must be repaid to the Company, shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), whether or not a quorum is then present, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not a quorum is then present, (c) if there are no Disinterested Directors, or if Disinterested Directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Company) in a written opinion or (d) by the stockholders.

10.                               Contribution in the Event of Joint Liability.

(a)                                 The Company shall not enter into any settlement of any Proceeding on behalf of Indemnitee in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee or Indemnitee is otherwise fully indemnified against such liability.

(b)                                 If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement (provided that the Company consents in writing to such settlement, such consent not to be unreasonably withheld or delayed), actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee, provided such indemnification would otherwise be permissible pursuant to this Agreement.

11.                               Change in Control.  The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments or advance Expenses under this Agreement or any other agreement or the Articles, By-laws, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

12.                               Remedies.  The right to indemnification and immediate advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (of the type described in the definition of “Expenses” in Section 2(c)) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding also shall be indemnified by the Company.

13.                               Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

14.                               Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, penalties, fines, amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this

Agreement, in such proportion in order to reflect (a) the relative benefits received by the Company or Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officer, employees and agents) or Indemnitee in connection with such event(s) and/or transaction(s).

15.                               Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.                               Term of Agreement.  This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his or her Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

17.                               Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles, By-Laws, any other agreement, any vote of stockholders or disinterested directors, the applicable law of the State of Nevada, and any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official corporate capacity and as to action in another capacity while holding office for the Company. Except as required by applicable law, the Company shall not adopt any amendment to the Articles or By-laws the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

18.                               Liability Insurance and Funding.  For the duration of Indemnitee’s service as a director and/or officer of the Company and for a reasonable period of time thereafter, which such period shall be determined by the Company in its sole discretion, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company, and, if applicable, that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.  Upon reasonable request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.  In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.  Notwithstanding the foregoing, (a) the Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (b) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than two (2) times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

19.                               Intent.  This Agreement is intended to be broader than any statutory indemnification rights applicable under Nevada law and shall be in addition to any other rights the Indemnitee may have under the Articles, By-laws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, By-laws, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement.

20.                               Attorney’s Fees and Other Expenses to Enforce Agreement.  In the event that the Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

21.                               Effective Date.  The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 3 and 4 of this Agreement, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

22.                               Savings Clause.  If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

23.                               Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, of which together shall constitute the original instrument. This Agreement may be executed by facsimile signatures.

24.                               Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

25.                               Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.                               Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in applicable law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement nor shall any such waiver constitute a continuing waiver.

27.                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified or registered mail, to the following address of the party to be noticed as set forth in this Agreement:

(a)                                 if to the Indemnitee, to:

Facsimile:
E-mail:

(b)                                 if to the Company, to:

RestorGenex Corporation
2150 E. Lake Cook Road, Suite 750
Buffalo Grove, Illinois 60089
Attention: Chief Executive Officer
Facsimile:
E-mail:

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

28.                               Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Nevada without giving effect to any provisions thereof relating to conflict of laws.

29.                               Enforcement.  The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or continue to serve as director and/or officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or continuing to serve in such capacity.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

RESTORGENEX CORPORATION

By:
Name:	Stephen M. Simes
Title:	Chief Executive Officer

INDEMNITEE:

[Name of Director/Officer]